Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Announces Pending Appointment of David S. DePillo as Chief Credit Officer

SPOKANE, Wash.--(BUSINESS WIRE)--June 8, 2010--Sterling Financial Corporation (NASDAQ: STSA), (“Sterling”), the bank holding company of Sterling Savings Bank and Golf Savings Bank, today announced the appointment of David S. DePillo as chief credit officer of Sterling Savings Bank, pending the successful completion of Sterling’s previously announced recapitalization effort and regulatory approvals.

"David DePillo’s successful track record with real estate asset resolution and portfolio restructuring will provide additional expertise in moving Sterling forward," said Greg Seibly, president and chief executive officer of Sterling. “David is well-regarded within the financial industry and has in-depth knowledge relating to our loan portfolio, having served in an advisory capacity in that regard. We look forward to working with him as we continue to progress through our recapitalization and recovery efforts.”

DePillo said, “I am pleased to join the Sterling management team and to contribute to the recovery and momentum of its regional franchise going forward.”

DePillo has more than 25 years of financial management, banking and investment experience. He most recently served as the vice chairman of the board of Fremont General Corporation (FGC) of Anaheim Hills, Calif., a financial services holding company, and of Fremont Investment & Loan, its wholly owned bank subsidiary. From November of 2007 to September 2009, he was the president of both companies.

Prior to his affiliation with FGC, he was one of the founding stockholders of Commercial Capital Bancorp Inc. (CCBI), and served as its vice chairman, president and chief operating officer from 1999 through 2006, and as the vice chairman, president and chief operating officer of CCBI's subsidiary companies. At CCBI, he led an operations team that integrated several acquisitions and developed one of the largest multi-family and commercial real estate lending platforms in the western United States.

From 1991 to 1998, DePillo served as the first vice president and director of multifamily banking for Home Savings of America, and as the president and chief operating officer for its real estate development subsidiaries and for H.F. Ahmanson & Co., its thrift holding company. In that capacity, he restructured a multi-billion-dollar nationwide real estate development portfolio. At that time, the firm's multi-family lending operation was the largest in the United States.

Previously, DePillo served as senior vice president and director of asset management at Coast Federal Bank, a savings institution, and as president of its mortgage banking subsidiary. From 1985 to 1987, DePillo was a certified public accountant with KPMG LLP, an accounting firm.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of March 31, 2010, Sterling Financial Corporation had assets of $10.56 billion and operated 179 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions discussed herein, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

CONTACT:
Investor Contacts:
Sterling Financial Corporation
Daniel G. Byrne, EVP/Chief Financial Officer
(509) 458-3711
or
David Brukardt, EVP/Investor & Corporate Relations
(509) 863-5423
or
Media Contact:
Sterling Financial Corporation
Cara Coon, VP/Communications and Public Affairs Director
(509) 626-5348